FRANKLIN RESOURCES, INC. 2002 UNIVERSAL STOCK INCENTIVE PLAN NOTICE OF RESTRICTED STOCK UNIT AWARD PLEASE NOTE: Where indicated below, certain of your award terms are set forth in your [________________] electronic account (“BenefitsOnline”). Such award terms are incorporated herein by this reference. Name of Participant: See BenefitsOnline In accordance with the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan, as amended (the “Plan”), as an incentive for increased efforts and successful achievements, Franklin Resources, Inc. (the “Company”) has awarded Participant Restricted Stock Units (“Units”) over common stock of the Company subject to the terms and conditions of the accompanying Restricted Stock Unit Award Agreement (the “Award Agreement”), this Notice of Restricted Stock Unit Award (this “Notice of Award” and together with the Award Agreement, the “Award”) and the Plan, as follows (capitalized terms used but not defined in this Notice of Award have the same meaning as set forth in the Plan): Award Date: See BenefitsOnline Total Number of Units Awarded: See BenefitsOnline Vesting Schedule: See BenefitsOnline Restrictive Covenants Apply: Yes [Vesting schedule terms subject to approval of the Compensation Committee of the Board of Directors of the Company.] Additional Definitions: For purposes of the Award, the following additional definitions apply: “Consultant” means an individual consultant with the Company or any Subsidiary, as applicable, who continues to receive compensation directly from the Company or any Subsidiary in connection with such consulting. “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of the Service relationship by the Company or any Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment or Service upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) transfers between locations of the Company or between the Company, its Subsidiaries or its successor. “Management” means one or more of the executive officers or other appropriate senior leader(s) of the Company who are involved in the administration of the Plan or Award or otherwise authorized, other than Participant.

2 Additional Vesting Schedule Terms: Subject to Participant’s Continuous Status as an Employee or Consultant and other limitations set forth in the Award and the Plan, the Units shall vest on the dates (each, a “Vesting Date”) in accordance with the applicable Vesting Schedule set forth in BenefitsOnline (subject to the determination of Fair Market Value in accordance with the terms of the Plan as appropriate). For purposes of the Award, the term “vest” shall mean, with respect to any Units granted hereunder, that such Units are no longer subject to forfeiture to the Company (other than pursuant to Section 16 of the Award Agreement). Except as otherwise set forth in the Award or the Plan, the Units subject to this Award shall vest only by Participant’s Continuous Status as an Employee or Consultant and such status is at the will of the Company or the applicable Subsidiary (not through any act of being hired or contracted, being granted this Award or acquiring Units hereunder). Nothing in this Award, or in the Plan, which is incorporated herein by this reference, affects the Company’s, or a Subsidiary’s, right to terminate, or to change the terms of, Participant’s Service at any time, with or without cause. Any portion(s) of the Units that do not vest by the applicable Vesting Date shall be forfeited and deemed reconveyed to the Company as of the applicable Vesting Date, if not sooner forfeited, and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by Participant. Where a fraction of a Unit would vest pursuant to the schedule indicated above, the number of vested Units shall be rounded upwards to the next highest whole number of Units; provided, however, that the aggregate number of Units that become vested shall not exceed the Total Number of Units awarded hereunder. Additional Notice Terms: From time to time, the Company may be in a “Blackout Period” and/or subject to applicable securities laws that could subject Participant to liability for engaging in any transaction involving the sale of the Shares. Prior to the sale of any Shares acquired under this Award, it is Participant’s responsibility to determine whether or not such sale of Shares will subject Participant to liability under insider trading rules or other applicable securities laws. The Award is subject to the Plan Documents which may be accessed in electronic form through the Company’s intranet, the website of the third-party stock administration provider used by the Company, or another form of electronic communication (e.g., email) or similar methods of access (the “Electronic Access Methods”), as determined by the Company. In receiving the Award, Participant is hereby notified, and Participant agrees, that the following constitute certain of the terms, conditions and obligations of receiving, holding and potentially vesting in, and settlement of the Award: (i) Participant may receive the Plan prospectus in connection with the Form S-8 registration statement for the Plan, any updates thereto, the Plan, the Award Agreement and this Notice of Award (collectively, the “Plan Documents”) in electronic form either through the Company’s intranet, the website of the third-party stock administration provider used by the Company, or another form of electronic communication (e.g., e-mail), as determined by the Company; (ii) Participant has access to the Company’s intranet and the internet; (iii) Participant may be required to acknowledge receipt of electronic or paper copies of the Plan Documents and the Company’s most recent annual report to stockholders; and (iv) Participant has familiarized himself or herself with, and has acknowledged the contents of and accepted the Award subject to, the terms and provisions of the Plan Documents.

3 Participant may receive, without charge, upon written or oral request, paper copies of any or all of the Plan Documents, documents incorporated by reference in the Form S-8 registration statement for the Plan, and the Company’s most recent annual report to stockholders by requesting them from Stock Administration at the Company, One Franklin Parkway, San Mateo, CA 94403-1906. Telephone +1 (650) 312-2000. Email [________________]. Participant may also withdraw Participant’s consent to receive any or all documents electronically by notifying Stock Administration at the above address in writing. Unless Participant shall be required to accept the Award by electronic or other means, as determined by the Company and as may be indicated in connection with the delivery of the Award, the terms, conditions, obligations and requirements of this Notice of Award shall apply as a condition of receiving and holding the Award without the need for any manual or other execution of this Notice of Award by Participant or the Company, and Participant shall be deemed for all purposes to have accepted the Award in the absence of any written notice from Participant to the contrary. Notwithstanding the foregoing, however, as a condition to holding the Award and/or the vesting or settlement of the Award, upon the Company’s request at any time, the Company may require Participant to sign this Notice of Award either manually or electronically.

1 FRANKLIN RESOURCES, INC. 2002 UNIVERSAL STOCK INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT This Restricted Stock Unit Award Agreement, together with any Exhibits or Appendix(es) attached hereto (hereinafter, collectively, the “Agreement”), is made as of the Award Date set forth in the Notice of Restricted Stock Unit Award (the “Notice of Award”) between Franklin Resources, Inc. (the “Company”) and Participant named therein (“Participant”). WITNESSETH: WHEREAS, the Board and stockholders of the Company have adopted the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan, as amended (the “Plan”), authorizing the grant of Restricted Stock Units (“Units”) to eligible individuals as an incentive in connection with the performance of services for the Company and its Subsidiaries, as defined in the Plan, which is incorporated herein by this reference (capitalized terms used but not defined in this Agreement have the same meaning as set forth in the Plan or the Notice of Award, as applicable); and WHEREAS, the Company recognizes the efforts of Participant on behalf of the Company and its Subsidiaries and desires to motivate Participant in Participant’s work and provide an inducement to remain in the service of the Company and its Subsidiaries; and WHEREAS, the Company has determined that it would be to the advantage and in the interest of the Company and its stockholders to award Units provided for in this Agreement and the Notice of Award to Participant, subject to certain restrictions, as an incentive for increased efforts and successful achievements; NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows: 1. Restricted Stock Unit Award. The Company is awarding to Participant Units as set forth in the Notice of Award, subject to the rights of and limitations on Participant as owner thereof as set forth in this Agreement. The Award shall be in consideration of Participant’s execution of this Agreement and the covenants herein. 2. Transfer Restriction. Units may not be transferred by Participant in any manner except that Units may be transferred by will or by the laws of descent and distribution if Participant dies while an employee or Consultant of the Company or any of its Subsidiaries, and holds vested Units as of the date of such death. 3. Vesting. (a) Units shall become vested in accordance with the Vesting Schedule in the Notice of Award so long as Participant maintains a Continuous Status as an Employee or Consultant, subject to Section 16 below. (b) If Participant ceases to maintain a Continuous Status as an Employee or Consultant for any reason except as otherwise provided in this Section 3, then all Units to the extent not yet vested under Section 3(a) on the date Participant ceases to maintain a Continuous Status as an Employee or Consultant shall be forfeited by Participant without payment of any consideration to Participant therefor. Any Units so forfeited shall be cancelled and any Shares considered issuable pursuant to such Units, if applicable, shall be returned to the status of authorized but unissued Shares, to be held for future distributions under the Plan. (c) Death or Disability. If Participant dies or in the event of termination of Participant’s Continuous Status as an Employee or Consultant as a result of Disability (as defined below) while an employee or Consultant of the Company or any of its Subsidiaries, Participant’s interest in all Units

2 awarded hereunder shall become fully vested as of the date of death or termination of Service on account of such Disability, in which case such date shall be deemed the Vesting Date. (d) Reduction in Workforce. In the event of termination of Participant’s Continuous Status as an Employee or Consultant as a result of a Reduction in Workforce (as defined below) while an employee or Consultant of the Company or any of its Subsidiaries, Participant’s interest in all Units awarded hereunder shall become fully vested as of the date of such termination of Service, in which case such date shall be deemed the Vesting Date. (e) Discretionary Approved Leaver Termination. In the event of termination of Participant’s Continuous Status as an Employee or Consultant as a result of an Approved Leaver Termination (as defined below) while an employee or Consultant of the Company or any of its Subsidiaries, and subject to Participant’s continued compliance with all applicable conditions and criteria, Participant’s interest in all such Units awarded hereunder shall vest (to the extent then unvested) and be eligible to be settled during the Short-Term Deferral Period (as defined below) in accordance with Section 4. Any dividends paid on any of the Shares considered issuable pursuant to such Units (including rights to dividend equivalent payments) shall be paid in accordance with Section 4. If Participant engages in Competitive Activity (as defined below) prior to the settlement of the Award, then the portion of the Units awarded hereunder that have not yet been settled at the time Participant engages in such Competitive Activity shall be immediately forfeited by Participant (notwithstanding the prior vesting) without payment of any consideration to Participant therefor and any Shares considered issuable pursuant to such Units, if applicable, shall be returned to the status of authorized but unissued Shares to be held for future distributions under the Plan. (f) Termination of Service Due to Retirement. In the event of termination of Participant’s Continuous Status as an Employee or Consultant as a result of Retirement (as defined below) while an employee or Consultant of the Company or any of its Subsidiaries, and subject to Participant’s continued compliance with all applicable conditions and criteria, Participant’s interest in all such Units awarded hereunder shall vest (to the extent then unvested) and be eligible to be settled during the Short- Term Deferral Period in accordance with Section 4. Any dividends paid on any of the Shares considered issuable pursuant to such Units (including rights to dividend equivalent payments) shall be paid in accordance with Section 4. If Participant engages in Competitive Activity prior to the settlement of the Award, then the portion of the Units awarded hereunder that have not yet been settled at the time Participant engages in such Competitive Activity shall be immediately forfeited by Participant (notwithstanding the prior vesting) without payment of any consideration to Participant therefor and any Shares considered issuable pursuant to such Units, if applicable, shall be returned to the status of authorized but unissued Shares to be held for future distributions under the Plan. (g) Definitions. Unless changed by the Committee: “Approved Leaver Termination” means that Participant ceases to be an employee or Consultant of the Company or its Subsidiaries on account of a voluntary termination of Service by Participant that meets the following requirements: (i) Participant provides Management with at least ninety (90) days prior written notice of such termination and requests in writing that such termination be treated as an Approved Leaver Termination, (ii) Management approves the treatment of such termination as an Approved Leaver Termination, (iii) no Cause exists at the time of such termination, (iv) Participant timely submits a written attestation to Management that Participant is not joining a competitor or otherwise engaging in Competitive Activity, and (v) Participant satisfies such other conditions as may be required by Management in its discretion. “Cause” means any one or more of the following types of behaviour by Participant which the Company in its sole discretion finds to be sufficient reason to terminate the Participant’s Service with the Company or any of its Subsidiaries: (i) any conduct (a) that constitutes Competitive Activity, (b) that breaches any obligation to the Company or its Subsidiaries or Participant’s duty of loyalty to the Company or its Subsidiaries, or (c) that is materially injurious to the Company or its Subsidiaries, monetarily or otherwise; (ii) material violation of, or an act taken or the failure to act which causes the

3 Company or its Subsidiaries to be in violation of any government statue or regulation, or of the constitution, by-laws, rules or regulations of any securities or commodities exchange or a self- regulatory organization to which Participant or the Company or any of its Subsidiaries is subject, or of the policies of the Company or its Subsidiaries; (iii) the entering of an order or decree or the taking of any similar action with respect to Participant which substantially impairs such Participant from performing their duties or makes Participant ineligible from being associated with the Company pursuant to Section 9 of the Investment Company Act of 1940, as amended, or Section 203(f) of the Investment Advisors Act of 1940, as amended, in each case to the extent applicable; (iv) malfeasance, disloyalty or dishonesty in any material respect; (v) any conviction for a felony; (vi) any failure to devote all professional time to assigned duties and to the business of the Company or its Subsidiaries; (vii) failure to satisfactorily perform duties, as determined by Management in its sole discretion, or gross misconduct or gross negligence in the performance of duties; or (viii) failure to remain licensed to perform duties or other act, conduct or circumstance which renders the Participant ineligible for Service with the Company or its Subsidiaries, as applicable. “Competitive Activity” means Participant’s engagement in any activity that competes with any of the business operations of the Company and/or its Subsidiaries, as determined by Management, in its sole discretion, and shall include, without limitation, representing in any capacity, other than as an outside director, a company that competes with the Company and its Subsidiaries. “Disability” means that Participant ceases to be an employee or Consultant of the Company or its Subsidiaries on account of disability as a result of which Participant is determined to be disabled by the determining authority under the long-term or total permanent disability policy, or government social security or other similar benefit program, of the country or location in which Participant is an employee or Consultant and, in the absence of such determining authority, as determined by Management in accordance with the policies of the Company. “Reduction in Workforce” means that Participant ceases to be an employee or Consultant of the Company or its Subsidiaries on account of an involuntary termination of Service with the Company and its Subsidiaries due to the elimination of a previously required position or previously required services, where such termination is intended to be permanent; or under other circumstances which Management, in accordance with standards uniformly applied with respect to similarly situated employees or Consultants, designates as a Reduction in Workforce. “Retirement” means Participant ceases to be an employee or Consultant of the Company or its Subsidiaries on account of a voluntary termination of Service by Participant that meets the following requirements: (i) Participant provides Management with at least ninety (90) days prior written notice (or, if shorter, the maximum notice period permitted under applicable law) of such termination and requests in writing that such termination be treated as a Retirement, (ii) Management approves the treatment of such termination as a Retirement, (iii) such termination occurs on or after Participant reaches age sixty (60) and has completed at least ten (10) full years of Service with the Company or its Subsidiaries, (iv) no Cause exists at the time of such termination, and (v) Participant timely submits a written attestation to Management that Participant is not joining a competitor or otherwise engaging in Competitive Activity. (h) Management may adopt such policies and/or procedures as it determines is necessary or advisable from time to time to carry out Management’s duties under this Agreement. Except as may otherwise be determined by Management, any notice or other information to be provided to Management may be sent to Stock Administration using the contact information in the Notice of Award. 4. Vesting of Units and Issuance of Shares; Deferred Dividends. (a) Upon each Vesting Date, one Share shall be issuable for each such Unit that vests on such date, subject to the terms and provisions of the Plan, the Notice of Award and this Agreement, and subject to applicable law.

4 (b) Upon satisfaction of any required tax or other withholding obligations as set forth in Section 6 of this Agreement, the Shares and cash amount (if any) will be issued to Participant (as evidenced by the appropriate entry in the books of the Company or a duly authorized transfer agent of the Company) as soon as practicable after the applicable Vesting Date, but in any event, within the period ending on the later to occur of the date that is two and a half (2½) months from the end of (i) Participant’s tax year (which shall be deemed the calendar year for a Participant not subject to taxation in the United States) that includes the applicable Vesting Date, or (ii) the Company’s tax year that includes the applicable Vesting Date (such period, the “Short-Term Deferral Period”). (c) With respect to Units vesting in connection with an Approved Leaver Termination or termination of Service due to Retirement, (i) the termination date shall be considered the Vesting Date for purposes of this Section 4, (ii) there shall be no requirement that the Company issue Shares and cash amount (if any) prior to the last day of the Short-Term Deferral Period (however, if Units would have otherwise vested on a regularly scheduled Vesting Date during the Short-Term Deferral Period, the Company will issue Shares and cash amount (if any) with respect to such Units as soon as practicable following such date, subject to the other terms and conditions herein), and (iii) if any cash dividends are paid after Participant’s termination date and prior to the issuance of Shares settled during the Short- Term Deferral Period with respect to such Shares, then amounts in cash (or Shares) equal to such cash dividends shall be paid, less any tax or other withholding obligations, prior to the end of the Short-Term Deferral Period. For the avoidance of doubt, if Shares are not settled because Participant engages in Competitive Activity, and the applicable Units are forfeited, amounts in respect of dividends shall not be payable under clause (iii). (d) Any fractional Unit remaining after all Units under this Award are fully vested shall be discarded and neither a fractional Share nor any dividends issued with respect to such fractional Share shall be issued at vesting of the fractional Unit. (e) Notwithstanding the above, the Company may, in its discretion, pay to Participant all or a portion of any vested Units in cash in an amount equal to the Fair Market Value of the relevant number of Shares on the applicable Vesting Date, or on such other date or dates within the Short-Term Deferral Period which the Company may at its absolute discretion prescribe, less any tax or other withholding obligations set forth in Section 6 of this Agreement. 5. Right to Shares; Periodic Dividends. (a) Except as otherwise provided herein and/or determined by the Committee, in its discretion, and as provided in Section 4 and Section 5(b) of this Agreement, Participant shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Shares, including rights to dividend equivalent payments) issuable for a Unit under the Award until the Award is settled by the issuance of such Shares to Participant. (b) Upon satisfaction of any required tax or other withholding obligations as set forth in Section 6 of this Agreement and subject to Participant’s Continuous Status as an Employee or Consultant and subject to applicable law, each Unit shall entitle Participant (excluding, for the avoidance of doubt, any Participant who has terminated Service due to an Approved Leaver Termination or termination of Service due to Retirement) to amount(s) in cash (or Shares) equal to the cash dividends, if any, paid with respect to one Share between the Award Date and the Vesting Date of such Unit, payable at the time and in the manner any such cash dividends are paid to the Company’s stockholders; provided, however, that any such amount shall be settled no later than March 15th of the calendar year following the calendar year in which the corresponding dividend record date occurs. 6. Withholding of Taxes. (a) General. Participant is ultimately liable and responsible for all taxes owed by Participant in connection with the Plan including, without limitation, the award of Units, vesting of Units, issue and sale of Shares regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Plan. Neither the

5 Company nor any of its Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of Units awarded or the subsequent sale of any of the Shares. The Company and its Subsidiaries do not commit, and are under no obligation to structure the Award, to reduce or eliminate Participant’s tax liability. (b) Payment of Withholding Taxes. Prior to any event in connection with Units awarded (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state or local taxes or any applicable foreign taxes and including without limitation any employment tax obligation (the “Tax Withholding Obligation”), Participant must agree to the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company, including by one of the following methods: (i) By Share Withholding. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Participant authorizes the Company (in the exercise of its sole discretion) to withhold from those Shares issuable to Participant the whole number of Shares sufficient to satisfy the Tax Withholding Obligation. Share withholding will generally be used to satisfy the tax liability of individuals subject to the short swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended. (ii) By Sale of Shares. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, and provided that the terms of this clause (ii) do not violate Section 13(k) of the Securities Exchange Act of 1934, as amended, Participant’s acceptance of the Award constitutes Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares otherwise issuable to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a Vesting Date) or as soon thereafter as practicable. Participant will be responsible for all brokers’ fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant. Participant acknowledges that the Company is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligation. Accordingly, Participant agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above. (iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of days as determined by the Committee or its designee) before any Tax Withholding Obligation arises (e.g., a Vesting Date), Participant may request permission to satisfy the Tax Withholding Obligation by check, wire transfer or other means, by submitting such request, in writing, to the Company. Alternatively, the Company may require that Participant satisfy any Tax Withholding Obligation in any such manner. If the Company approves Participant’s request, or so requires, within five (5) business days of the relevant Vesting Date (or such fewer number of days as determined by the Committee or its designee) Participant must deliver to the Company the amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee or its designee. 7. Successors. This Agreement shall (a) inure to the benefit of, and be enforceable by, the Company’s successors and assigns, and (b) be binding on Participant’s executors, administrators, heirs and successors, in the event that Participant dies and Section 2 of this Agreement applies. Nothing contained in the Plan, the Notice of Award or this Agreement shall be interpreted as imposing any liability on the Company or the Committee in favor of Participant or any purchaser or other transferee of Units or Shares with respect to any loss, cost or expense which such Participant, purchaser or other

6 transferee may incur in connection with, or arising out of any transaction involving, any Units or Shares subject to the Plan, the Notice of Award or this Agreement. 8. No Compensation Deferrals. This Agreement, the Notice of Award and the Plan are intended to be exempt from or to comply with Section 409A (“Section 409A”) of the United States Internal Revenue Code of 1986, as amended, and shall be administered and construed in accordance with such intent. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, unilaterally to amend or modify, or to take any other actions, as the Committee determines are necessary or appropriate with respect to, the Plan, the Notice of Award and/or this Agreement to ensure that no awards (including, without limitation, the Units) become subject to the requirements of Section 409A, provided, however, that the Company makes no representation that the Units are not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the Units. In furtherance, and not in limitation, of the foregoing: (a) in no event may Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a termination of Service hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Section 409A with respect to any payment hereunder that constitutes a “deferral of compensation” under Section 409A that becomes due on account of such separation from service. Nothing in this Agreement, the Plan or the Notice of Award shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from Participant to the Company or to any other individual or entity. 9. Integration. The terms of the Plan, the Notice of Award and this Agreement are intended by the Company and Participant to be the final expression of their agreement with respect to Units and may not be contradicted by evidence of any prior or contemporaneous agreement. The Company and Participant further intend that the Plan, the Notice of Award and this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving the Plan, the Notice of Award or this Agreement. Accordingly, the Plan, the Notice of Award and this Agreement contain the entire understanding between the parties and supersede all prior oral, written and implied agreements, understandings, commitments and practices among the parties. 10. Waivers. Any failure to enforce any terms or conditions of the Plan, the Notice of Award or this Agreement by the Company or by Participant shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power for all or any other times. 11. Severability of Provisions. If any provision of the Plan, the Notice of Award or this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof; and the Plan, the Notice of Award and this Agreement shall be construed and enforced as if none of them included such provision. 12. Committee Decisions Conclusive. This Agreement and the Notice of Award are administered and interpreted by the Committee and the Committee has full and exclusive discretion to interpret and administer this Agreement and the Notice of Award. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law. 13. Mandatory Direct Discussion, Mediation, and Arbitration. To the extent permitted by law, any claim, disagreement, or dispute arising out of or relating to the Plan, the Notice of Award, and/or this Agreement, including the meaning or interpretation thereof (a “Dispute”), shall be resolved solely and exclusively by direct discussion and mandatory mediation followed, if necessary, by final and binding arbitration in accordance with the terms and procedures specified in this Section 13. These terms and procedures apply solely to the resolution of a Dispute as defined in this Agreement. Any other claim, issue, or complaint raised by Participant who is subject to the Franklin Templeton Alternative Dispute Resolution Policy and Agreement or such other alternative dispute resolution provision that is set forth in a separate written agreement with the Company or any affiliate thereof

7 (collectively, the “ADR Agreement”), which claims, issues or complaints are not covered by this Agreement will be resolved according to the terms and procedures of the ADR Agreement. With regard to any Dispute as defined in this Agreement, if there is a difference between the terms or procedures defined in the ADR Agreement, and the terms and procedures defined in this Agreement, this Agreement’s terms and procedures shall control. Participant and the Company specifically agree to waive the right to pursue any Dispute before a court or jury. (a) Direct Discussion. Upon written notice of any Dispute, Participant and the Company (each referred to as a “party” and together as the “parties”) shall first attempt to resolve the Dispute by direct discussion. (b) Mediation. If a Dispute is not resolved by direct discussion then either party may request mediation of the Dispute by sending a written notice requesting mediation to the other party. The parties will mutually agree to the selection of a mediator, whose compensation will be borne by the Company. (c) Arbitration. If a Dispute is not resolved by direct discussion and mandatory mediation, then either party may request final and binding arbitration of the Dispute by sending a written notice requesting arbitration to the other party. The Dispute will be heard by a single arbitrator unless, within 45 days of receiving the initial written demand for arbitration, either party elects by written notice to the other party for the arbitration to be heard by a panel of three arbitrators. If a single arbitrator is used, the parties will mutually agree to the selection of the arbitrator. If either party elects for the arbitration to be heard by a panel of three arbitrators, each party will select one arbitrator, and the arbitrators selected by the parties will, within a reasonable period of time, then appoint a third arbitrator to serve as chair of the panel. The arbitration will be conducted in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”) as amended and effective November 1, 2009 (the “AAA Rules”) but without necessarily retaining AAA or any other third party to administer the arbitration. The parties will determine whether a third-party administration service is necessary and, if jointly deemed necessary, agree to a mutually acceptable arbitration administration service, whether AAA or otherwise, within 45 days of receipt of the initial written demand for arbitration. If the parties do not agree about whether a third party is needed to administer the arbitration, or if the parties cannot reach agreement as to which administration service to use within 45 days, any arbitration will be administered by AAA. The location for the arbitration shall be in the county or comparable jurisdiction of Participant’s Service. Judgment on the award rendered may be entered in any court having jurisdiction. The Company will pay all of the costs of arbitration that are attributable to the employer pursuant to the AAA Rules, unless applicable law requires the Company to pay a greater share or all of the costs. In addition, if a single arbitrator is used, or if the Company elects for the arbitration to be heard by a panel of three arbitrators, the compensation and expenses of the arbitrator(s) will be paid by the Company. If Participant elects for the arbitration to be heard by a panel of three arbitrators, Participant will be responsible for paying one-half of the arbitrators’ compensation and expenses. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding under this Section. To the extent permitted by law, Participant waives the right to participate in a class, representative or collective action, as a class representative, class member, as an opt-in party, or private attorney general or join or consolidate claims with claims of any other person or entity, with respect to any Dispute, whether before a court or jury or in arbitration. Nothing in this Agreement, however, is intended or understood to limit, contradict, or preclude the rights reserved by law for Participant to initiate any administrative claim, or to excuse Participant from bringing an administrative claim before any agency in order to fulfill any obligation by Participant to exhaust administrative remedies. The provisions of this Section are intended by Participant and the Company to be exclusive for all purposes and applicable to any and all Disputes.

8 Except as otherwise provided in this Agreement, or as otherwise mutually agreed by the parties, the arbitrator(s) will conduct the arbitration pursuant to the AAA Rules, the U.S. Federal Arbitration Act, 9 U.S.C. section 1, et seq., and the U.S. Federal Rules of Evidence. The arbitrator(s) shall have jurisdiction and authority only to award Participant an amount equal to or less than the amount of the Award challenged in the Dispute, subject to the same terms and conditions as the Notice of Award in Dispute, and shall not have jurisdiction or authority to make any other award of any type, including, without limitation, punitive damages, unforeseeable economic damages, damages for pain, suffering or emotional distress, or any other kind or form of damages (the “Arbitrator Authority”). Thus, the arbitrator(s) shall not have jurisdiction or authority to grant preliminary or final injunctive relief or specific performance. The remedy, if any, awarded by the arbitrator(s) within the Arbitrator Authority shall be the sole and exclusive remedy for any Dispute that is subject to arbitration under this Section. If Participant is an Associated Person employed by a Member Firm (as each such term is defined by the rules of the Financial Industry Regulatory Authority (“FINRA”)), nothing in this Agreement prohibits or restricts Participant or the Member Firm from filing an arbitration claim involving a Dispute in the FINRA arbitration forum as specified in FINRA rules. In such a case, the parties each reserve the right to elect to have the arbitration heard by a panel of three arbitrators regardless of the dollar amount of the claim. The parties further agree that the authority of the arbitrator(s) in any FINRA arbitration of a Dispute is limited to the Arbitrator Authority defined above. Unless otherwise mutually agreed by the parties, the arbitrator(s) will conduct the arbitration pursuant to the FINRA Code of Arbitration Procedure for Industry Disputes (the “FINRA Code”) and the Federal Rules of Evidence. All fees, costs, and expenses of FINRA arbitration, whether a single arbitrator or a panel of arbitrators is selected, including any hearing session fees, arbitration fees, surcharges, and filing fees, will be allocated as specified in the FINRA Code. 14. Delaware Law. The Plan, the Notice of Award and this Agreement are governed by, and all Disputes arising under or in connection with the Plan, the Notice of Award and this Agreement shall be resolved in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules, to the extent not pre-empted by the federal laws of the United States of America. 15. Country Appendices. If Participant relocates to a country outside the United States: (i) any special terms and conditions that may apply to Units granted to Participants in such country under Appendices to this Agreement will apply to Participant; or (ii) if the Company has not previously granted Restricted Stock Units to employees or Consultants in such country, any other special terms and conditions will apply to Participant, in each case to the extent the Company determines that the application of such terms and conditions is necessary or advisable to comply with local law or facilitate the administration of the Plan, and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Units (unless the Company specifically determines to incur such expense). 16. Forfeiture. (a) Forfeiture Pursuant to Restatement of Financial Results. Notwithstanding anything in the Award to the contrary, in the event that (i) the Company issues a restatement of financial results to correct a material error; (ii) the Committee determines, in good faith, that fraud or willful misconduct by Participant was a significant contributing factor to the need to issue such restatement; and (iii) some or all of the Units that were granted and/or Shares and/or other property earned prior to such restatement by Participant would not have been granted and/or earned, as applicable, based upon the restated financial results, Participant shall immediately return to the Company all Shares and other property received with respect to those Units, including any cash dividends paid with respect to the Units or such Shares, any pre-tax- income derived from ownership and any gross proceeds from disposition of such Shares and property, that would not have been granted and/or earned based upon the restated financial results (the “Repayment Obligation”), and all such Units (whether or not vested) shall immediately be forfeited. The Company shall be able to enforce the Repayment Obligation by all legal means available, including, without limitation, by withholding such amount from other sums and property owed by the Company to Participant.

9 (b) Forfeiture Pursuant to Fraud or Breach of Securities Law. Notwithstanding anything in the Award to the contrary, in the event that Participant: (i) is convicted by any court for fraud; (ii) is finally adjudicated by any court or is otherwise finally determined by a Regulatory Agency to be in violation of any Securities Law where the violation related to a period of time during which Participant was an employee or Consultant; or (iii) enters into a settlement agreement with a Regulatory Agency, with or without admission of any liability, in relation to or in connection with an allegation concerning a violation of any Securities Law by Participant where the violation or alleged violation related to a period of time during which Participant was an employee or Consultant, and the terms of the settlement agreement result in (x) Participant making, or being required to make, payment of any penalty or a payment in lieu of any penalty or redress in respect of such violation, or alleged violation; (y) the publication of any statement of reprimand or censure; or (z) Participant suffering any other penalty including (without limitation) suspension or termination of Participant’s status for the purposes of any Securities Law, all of Participant’s Units that have not vested shall immediately be forfeited without any payment to Participant therefor. Any Units so forfeited shall be cancelled. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that only a portion of Participant’s Units specified by the Committee (or no Units) shall be forfeited. For the purposes of this Section 16(b), the following words shall have the following meanings: “Regulatory Agency” shall mean in any jurisdiction any department of government, independent agency, authority appointed by statute or by government in connection with the supervision and/or enforcement of any Securities Law including, but not limited to, the U.S. Securities and Exchange Commission; “Securities Law” shall mean any enactment, law, statute, rule, requirement or regulation in any jurisdiction relating to Securities that is or was applicable to the Company or that is or was applicable to Participant; and “Securities” shall mean any shares, bonds, derivatives or other financial instruments or financial assets or any interest therein. (c) Other Repayment/Forfeiture. Any benefits Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar laws, and implementing rules and regulations, of the European Union (as implemented by its member states and by the European Securities and Markets Authority) and of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to Participant. END OF AGREEMENT

EXHIBIT A TO FRANKLIN RESOURCES, INC. AWARD AGREEMENT RESTRICTIVE COVENANTS This Exhibit A to the Agreement shall apply if so indicated in the Notice of Award. 1. Confidentiality. (a) Confidential Information Obligations and Restrictions. Participant shall keep confidential and, except as the Company may otherwise consent to in writing, shall not divulge, communicate, disclose, or use to the detriment of the Company Group or for the benefit of any other person or persons, misuse in any way, or make any use of, except for the benefit of the Company Group, at any time either between the Award Date and the applicable Vesting Date or at any time thereafter, any Confidential Information (as defined below). Participant shall not disclose, deliver, reproduce, or in any way allow any such Confidential Information to be disclosed, delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company, except in connection with the discharge of Participant’s duties. Any Confidential Information now or hereafter acquired by Participant with respect to the business of the Company Group shall be deemed a valuable, special and unique asset of the Company Group that is received by Participant in confidence and as a fiduciary, and Participant shall remain a fiduciary to the Company with respect to all of such information. Notwithstanding anything to the contrary herein, Participant shall not have any obligation to keep confidential any information (and the term “Confidential Information” shall not be deemed to include any information) that (i) is generally available to the public through no fault or wrongful act of Participant in breach of the terms hereof, (ii) is disseminated by the Company Group publicly without requiring confidentiality, (iii) is required by law or regulation to be disclosed by Participant, or (iv) is required to be disclosed by Participant to any Government Agency (as defined below) or person to whom disclosure is required by judicial or administrative process. (b) Permissible Disclosure of Confidential Information. (i) Participant Rights Protected. Nothing in this Agreement shall limit or interfere with Participant’s right to file a charge or complaint with any Government Agency (as defined below) or ability, without notice to or authorization from the Company, to communicate with any Government Agency for the purpose of reporting a reasonable belief that a possible violation of law has occurred or may occur, or to participate, cooperate, provide information (including documents) or testify in any inquiry, investigation, proceeding or action that may be conducted by any Government Agency. Participant will not be held criminally or civilly liable under any U.S. federal or state trade secret law, including the Defend Trade Secrets Act of 2016 (as amended from time to time) (or applicable law in jurisdictions other than the U.S. that afford equivalent disclosure protections) for the disclosure of any Confidential Information or other trade secret that is made in confidence to a Government Agency (or, in jurisdictions other than the U.S., to equivalent governmental agencies) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Participant will also not be held criminally or civilly liable under any U.S. federal or state trade secret law (or applicable law in jurisdictions other than the U.S. that afford equivalent disclosure protections) for the disclosure of any Confidential Information or other trade secret that is made in a complaint or other document filed in a legal proceeding, if such filing is made under seal (or, in the case of jurisdictions other than the U.S., in any manner that has equivalent effect). If Participant files a claim against the Company or any member of the Company Group alleging that the Company (or any member

2 of the Company Group) retaliated against Participant for reporting a suspected violation of law, Participant may disclose the Confidential Information or other trade secret to Participant’s attorney and use the Confidential Information or other trade secret information in such legal proceeding provided Participant (i) files any document containing the Confidential Information or other trade secret under seal and (ii) does not otherwise disclose the Confidential Information or other trade secret, except pursuant to an order issued by the tribunal with jurisdiction over Participant’s claim. (ii) Responding to Legal Process. Separately, to the extent Participant receives any subpoena, court order, or other legal process issued in any private litigation or arbitration regarding any matter or action involving the Company Group, then to the extent permitted by law or regulation, Participant shall, before providing any Confidential Information, give prompt prior written notice to the Company’s General Counsel in order to provide the Company with a reasonable opportunity to take appropriate steps to protect its Confidential Information to the fullest extent possible. 2. Return of Confidential Material. Upon the completion or other termination of Participant’s services for the Company Group, Participant shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, notes and books and data of any nature pertaining to any Confidential Information of the Company Group or to Participant’s services, and Participant will not take any description containing or pertaining to any Confidential Information or data of the Company Group which Participant may produce or obtain during the course of Participant’s services. 3. Non-Solicit; Non-Interference. Participant agrees that the Company Group has invested substantial time, effort and expense in compiling its Confidential Information, in assembling its present staff of personnel and in attracting and/or contracting with its current clients and customers and its prospective clients and customers. In consideration of the Company Group granting access to Confidential Information, and in order to protect both the confidentiality of Confidential Information and the Company Group’s connections with staff, clients and customers and prospective clients and customers, Participant agrees that, subject to any applicable jurisdiction specific limitations set forth in Section 4(a) and 4(b) below, during Participant’s Service and during the Restricted Period, Participant shall not: (a) either on Participant’s own account or in conjunction with or on behalf of any other person, directly or indirectly, solicit, approach, counsel, entice away or attempt to entice away any individual who during the Relevant Period is or was a Senior Employee of the Company Group in the Restricted Area to leave the employ of the Company Group, including by means of the supply of names or expressing views on qualifications or otherwise; or (b) either on Participant’s own account or in conjunction with or on behalf of any other person, solicit, approach, contact, or have business dealings with, directly or indirectly, any Restricted Person for the purpose of diverting the Restricted Person’s account or other business relationship away from the Company Group; provided, that nothing contained in this Section 3(b) shall be deemed to prohibit Participant from seeking or doing any business which is not in direct or indirect competition with the business carried on by the Company Group. 4. Certain Limitations. If a court determines that a restriction set forth in Section 3(a) or 3(b) cannot be enforced as written because it is overbroad in part (such as time, scope of activity, or geography), the parties agree that a court shall enforce the restrictions to such lesser extent as is allowed by law and/or reform the overbroad part of the restriction to make it enforceable. If, despite the foregoing, any provision contained in this Exhibit A is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect. In addition, the following provisions shall apply to limit, in whole or in part, the application of Section 3(a) and 3(b) of this Exhibit A during the Restricted Period only:

3 (a) California. For so long as Participant resides in California and California law controls, Section 3(a) shall be limited to solicitation by unlawful means, including use of Confidential Information, and Section 3(b) shall be limited to solicitation to the extent that Participant’s solicitation involves use or disclosure of Confidential Information. (b) New York. For so long as Participant resides in New York and New York law controls, Restricted Person as used in Section 3(b) shall not include a client or customer (person or entity) with whom Participant had a client relationship prior to Participant’s Service with the Company Group. 5. Consideration. The Award shall be in consideration for Participant’s execution of this Agreement and the covenants contained herein, which include the aforementioned restrictions and, in particular, the non-interference and non-solicit obligations set out in Section 3(a) and 3(b) of this Exhibit A. 6. Acceptance. Participant accepts that the restrictions contained in this Exhibit A are reasonable and necessary for the protection of the legitimate interests of the Company Group. 7. Award Agreement Restrictive Covenants. Participant expressly acknowledges that the restrictive covenants contained in this Exhibit A to the Award Agreement do not replace and/or supersede any other restrictive covenants agreed between Participant and the Employer. Restrictive covenants contained in Exhibit A are in addition to any other restrictive covenants agreed and may be enforced separately and independently. 8. Definitions. For purposes of this Exhibit A, the capitalized terms used above shall have the following meanings: (a) “Company Group” means the Company and its Subsidiaries, partnerships, joint ventures and related and affiliated business entities. (b) “Confidential Information” means information disclosed to Participant or known by Participant as a consequence of or through the unique position of Participant’s Service with the Company or any of its Subsidiaries (including information conceived, originated, discovered or developed by Participant) prior to or after the Award Date, and not generally or publicly known, about the Company or its business, including, without limitation, data, information or other compilation of information of the Company Group relating to the products, processes, technical data, research and development, formulas, programs, test data, customer lists, investor lists, business plans, marketing plans, investment plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company Group or any of its funds, clients, customers, consultants, licensees or affiliates, or private or otherwise protected data relating to employee applicants or employees of the Company Group, each as Participant may produce, obtain or otherwise learn of during the course of Participant’s performance of services, including information expressly deemed to be confidential by the Company Group. (c) “Government Agency” includes any U.S. or non-U.S. national, federal, provincial, regional, state, or local governmental agency, commission or legislative body, or self-regulatory organization, including, by way of representative example only, any securities and financial regulators or employment and labor regulators. (d) “Relevant Period” means the 12-month period up to and including the date of Participant’s termination of Service with the Company Group (or, where Participant is placed on garden leave, the 12-month period up to and including the date of the commencement of such period of garden leave). (e) “Restricted Area” means those geographic regions or territories within any country or state in which any member of the Company Group operates where during the last two years

4 of Participant’s Service with the Company Group, as applicable: (i) Participant is or was engaged to provide services or materially involved in providing services (including account management, both individually and with colleagues, and client services undertaken in locations outside Participant’s place of work); and/or (ii) Participant has or had geographic responsibility. (f) “Restricted Period” means the 12-month period after the date of Participant’s termination of Service with the Company Group. The Restricted Period shall be reduced by any period spent on garden leave. (g) “Restricted Person” means any person in the Restricted Area who was an investor or business partner, a client or customer, or prospective client or customer of the Company Group during the Relevant Period and with whom Participant had material business dealings during the Relevant Period. (h) “Senior Employee” means any employee with whom Participant had material business dealings during the Relevant Period and who: (i) has direct business contact with clients or customers or prospective clients or customers as part of such employee’s day to day work; or (ii) operates at a senior professional level or holds a management/executive role. 9. Survival. This Exhibit A shall survive the expiration or termination of Participant’s Service and shall survive the expiration or termination of the Agreement.